                             EXE TECHNOLOGIES, INC.

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 1st day of July 2000 ("Effective Date") by and between Raymond Hood, a resident of Dallas, Texas (the "Employee"), and EXE Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") with its headquarters in Dallas, Texas.

                  WHEREAS, since the commencement of its operations on September 15, 1997, the Company has employed the Employee as its Chief Executive Officer and President; and

                  WHEREAS, the Company desires to continue to employ the Employee and the Employee desires to continue to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. EMPLOYMENT AND TERM. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company for the position detailed in paragraph 2, for a period of three (3) years from the Effective Date through and ending on June 30, 2003 unless sooner terminated as provided herein (the "Initial Term"). At the end of the Initial Term, this Agreement shall automatically renew for successive additional periods of one (1) year (the "Renewal Term"), unless earlier terminated by either party upon no less than ninety (90) days prior written notice to the other party prior to the expiration of the Initial Term or any such Renewal Term. The Initial Term of employment and any Renewal Term hereunder, subject to the provisions of
Section 8 hereof, are hereinafter referred to as the "Term." Each twelve-month period running from July 1 through June 30 during the Term shall be referred to herein as an "Annual Period."

         2. POSITION AND DUTIES. During the Term, the Employee shall serve as President and Chief Executive Officer of the Company. In such capacity, the Employee, subject to the ultimate control and direction of the Board of Directors of the Company, shall have and exercise direct charge of and general supervision over the business and affairs of the Company. In addition, the Employee shall have such other duties, functions, responsibilities, and authority as are from time to time delegated to the Employee by the Board of Directors of the Company, provided that such duties, functions, responsibilities, and authority are reasonable and customary for a person serving as President and Chief Executive Officer of an enterprise comparable to the Company. The Employee shall report and be accountable only to the Board of Directors of the Company.

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         3.       OTHER BUSINESS ACTIVITIES. During the Term, the Employee
shall devote his full time, skill, and attention and his best efforts to the business and affairs of the Company to the extent necessary to discharge fully, faithfully and efficiently the duties and responsibilities delegated and assigned to the Employee herein or pursuant hereto, except for usual, ordinary, and customary periods of vacation and absence due to illness or other disability. Nothing in this Agreement prohibits the Employee's (i) serving as a director of other entities that are not competitive with the Company, (ii) involvement in community or charitable activities, or (iii) personal or family investment-related activities, so long as such activities do not materially and adversely interfere with the Employee's duties under this Agreement.

         4. COMPENSATION AND RELATED MATTERS. The Company shall pay the Employee, and the Employee hereby agrees to accept, as compensation for all services rendered hereunder and for the Employee's intellectual property covenants and assignments and covenant not to compete as provided for in Sections 5, 6 and 7 hereof, the compensation set forth in this Section 4.

                  4.1. SALARY. The Company shall pay the Employee an initial base salary of $250,000.00 per annum (the "Base Salary"). The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges that are required by law to be withheld by the Company, are requested to be withheld by the Employee, and shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect. The Base Salary may be increased annually by the Compensation Committee of the Company in its discretion, provided, however, that at no time shall Employee's salary be less than the Base Salary.

                  4.2. LOAN. The parties acknowledge as of the date hereof the Employee's total indebtedness to the Company collectively amounts to one hundred twenty thousand dollars ($120,000.00) (the "Prior Debt"). The Prior Debt shall be renewed and extended and, in addition, the Company shall loan the Employee an additional five hundred thousand dollars ($500,000.00), which combined with the Prior Debt shall equal an aggregate amount of six hundred twenty thousand dollars ($620,000.00) (the "Loan"), evidenced by a promissory note substantially in the form attached hereto as Exhibit A. The notes evidencing the Prior Debt shall be marked canceled and shall be returned to Employee upon execution of the promissory note in the amount of $620,000.00. The Loan shall become due and payable upon the third anniversary of the Effective Date and interest shall be payable annually at a rate of eight and one half percent (8.5%); provided, however, that notwithstanding any other provisions of this Agreement to the contrary, in the event that (i) the Employee's employment with the Company is terminated because of the Employee's death or Disability (as such term is hereinafter defined), or (ii) the Employee's employment with the Company is terminated without Cause or for Good Reason following a Change in Control (such as terms are hereafter defined), the then unpaid amount thereof shall be forgiven by the Company. As security for the Loan, the Employee shall enter into a Stock Pledge Agreement in the form attached as Exhibit B hereto pursuant to which the Employee shall pledge to the Company 77,500 shares of the Class A Common Stock of the

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Company. The Loan is being made to facilitate the Employee's other financial commitments and not to purchase any additional capital stock of the Company.

                  4.3. BONUS PROGRAM. During each Annual Period, the Company will pay an annual cash bonus to the Employee based upon the achievement of criteria to be determined as mutually agreed upon in writing by the Employee and the Board of Directors of the Company within 60 days of the Effective Date. The Employee's bonus target will be one hundred percent (100%) of the Employee's Base Salary. The Employee's actual bonus payments will vary depending on Company performance and will be payable quarterly in accordance with the Company's normal practices.

                  4.4. APARTMENT. The Company shall continue to provide Employee with an apartment to use as his residence in Dallas, Texas through December 31, 2000.

                  4.5.     EQUITY PARTICIPATION.

                           (a) The Employee acknowledges that the Company
granted the Employee stock options (the "Option") to purchase shares of the Class A Common Stock, par value $.01 per share, of the Company ("Common Stock") as listed in the chart below. The exercise price of the Option is also listed in the chart below. Except as may otherwise be provided herein, the Option shall continue to vest in accordance with the schedule set forth on Exhibit "C."


    Date                       Number of Shares Granted           Exercise Price Per Share
    ----                       ------------------------           ------------------------
August 1, 1998                          500,000                              $13.00

                           (b) The Option shall be subject to and in
accordance with the provisions of the 1997 Stock Option Plan of the Company, as amended (the "Plan") previously provided to Employee.

                           (c) All shares of Common Stock issued under the
Option shall be subject to the terms and provisions of a Stock Purchase and Restriction Agreement as required by the Plan.

                  4.6. FRINGE BENEFITS. During the Term, the Employee shall be entitled to participate in all employee benefit plans, programs and arrangements that are generally made available by the Company to its senior executives, including, without limitation, the Company's life, long-term disability and health/PPO plans and the Company's stock option and other equity incentive plans. The Employee agrees to cooperate and participate in any medical or physical examinations as may be required by any insurance company in connection with the applications for such life and/or disability insurance policies.

                  4.7. REIMBURSEMENT OF EXPENSES. The Employee shall be promptly


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reimbursed for all items of travel and entertainment and miscellaneous expenses reasonably incurred by him on behalf of the Company, provided that such expenses are documented and submitted to the Company in accordance with the reimbursement policies of the Company.

                  4.8. VACATIONS. During the Term, the Employee shall be entitled to four (4) weeks of paid vacation each year. The Employee shall also be entitled to all paid holidays given by the Company to its senior executives. The Employee agrees to utilize his vacation at such time or times as are (i) consistent with the proper performance of his duties and responsibilities hereunder and (ii) mutually convenient for the Company and the Employee.

                  4.9. BOARD SEAT. The Employee currently serves on the Company's Board of Directors. So long as the Employee remains an employee of the Company, the Company agrees to use its best efforts to cause the Employee to be nominated for election to the Company's Board of Directors at each annual or special meeting of the stockholders of the Company at which the general election of directors of the Company is to take place and to use its best efforts to cause the Employee to be so elected to such Board of Directors.

                  4.10. INDEMNIFICATION. The Employee, in any capacity on behalf of the Company or any of its subsidiaries or affiliates, shall be entitled to exculpation, indemnification, and advancement of expenses to the fullest extent not prohibited by Delaware or other applicable law. The Employee shall also be entitled to coverage under each director's and officer's liability insurance policy, if any, maintained by or on behalf of the Company's directors and officers.

                  4.11. ATTORNEYS' FEES TO NEGOTIATE AGREEMENT. The Company shall pay, or reimburse Employee for, the reasonable attorneys' fees and expenses incurred in connection with the Employee's negotiation of this Agreement within thirty (30) days after presentation of each invoice from the Employee's attorneys.

               5. CONFIDENTIALITY. The Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Company. As a result, both during the Term and for a period of three (3) years thereafter, the Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his/her own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company (the "Proprietary Information") revealed, obtained or developed in the course of his/her employment with the Company. Proprietary Information shall include, but shall not be limited to: the intangible personal property described in
Section 6(b) hereof; any information relating to methods of production, manufacture and research; hardware and software configurations, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer inputs and outputs (regardless of the media on which stored or located) and computer processing systems, techniques, designs,

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architecture, and interfaces; the identities of, the Company's relationship with, the terms of contracts and agreements with, the needs and requirements of, and the Company's course of dealing with, the Company's actual and prospective customers, contractors and suppliers; and any other materials prepared by the Employee in the course of his/her employment by the Company, or prepared by any other employee or contractor of the Company for the Company or its customers, (including concepts, layouts, flow charts, specifications, know-how, user or service manuals, plans, sketches, blueprints, costs, business studies, business procedures, finances, marketing data, methods, plans, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public). Nothing contained herein shall restrict the Employee's ability to make such disclosures: (i) during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of his duties; (ii) as such disclosures may be required by law; or, (iii) in accordance with the prior consent of the Company duly authorized by its Board of Directors. Furthermore, nothing contained herein shall restrict the Employee from divulging or using for his/her own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of the Employee's breach of this
Section 5. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

         6.       PROPERTY.

                           (a) All right, title and interest in and to
Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, the Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate for the performance of his duties and responsibilities and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. The Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of the assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of the duties; and upon the termination of his employment with the Company, he shall return to the Company all originals and copies of the foregoing then in the possession, whether prepared by the Employee or by others.

                           (b) (i) The Employee acknowledges that all right,
title and interest in and to any and all writings, documents, inventions, discoveries, computer programs or instructions (whether in source code, object code, or any other form), algorithms, formulae, plans, memoranda, tests, research, designs, innovations, systems, analyses, specifications,

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

models, data, diagrams, flow charts, and/or techniques (whether reduced to written or electronic form or otherwise) that the Employee creates, makes, conceives, discovers or develops, either solely or jointly with any other person, at any time during the Term, whether during working hours or at the Company's facility or at any other time or location, and whether upon the request or suggestion of the Company or otherwise, and that relate to or are useful in any way in connection with the Business now or hereafter carried on by the Company (collectively, "Intellectual Work Product") shall be the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Work Product, and the Employee shall have no claim for additional compensation for the Intellectual Work Product.

                                    (ii) The Employee acknowledges that all
the Intellectual Work Product that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Work Product may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Work Product that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Work Product under copyright, patent, trade secret, trademark and other intellectual property laws, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                                    (iii) The Employee shall reveal promptly
all information relating to the Intellectual Work Product to an appropriate officer of the Company, cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent, trademark or other analogous protection thereafter relating to the Intellectual Work Product, and when such protection is obtained, renew and restore the same, or (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent, trademark or other analogous protection.

                                    (iv) In the event that the Company is
unable after reasonable effort to secure the Employee's signature on any of the documents referenced in Section 7(b)(iii) hereof, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent, trademark or other analogous protection with the same legal force and effect as if executed by the Employee.

         7. COVENANT NOT TO COMPETE.

                                (a) The Employee shall not, anywhere in the
world, during the Term

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and for a period of one (1) year thereafter (the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company in its sole discretion:

                                    (i) engage or participate, directly or
indirectly, in any business whose primary or principal business derives thirty percent (30%) of its gross revenues from providing software for warehouse management, supply chain execution and order fulfillment and related services for warehouse, distribution and related facilities (a "Competitive Business");

                                    (ii) become interested (as owner,
proprietor, promoter, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation, association or other entity engaged in any Competitive Business, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is considered a Competitive Business (notwithstanding the foregoing, the Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in a Competitive Business;

                                    (iii) solicit or call on for a purpose
competitive with the Business, either directly or indirectly, any (A) customer with whom the Company shall have dealt at any time during the twelve
(12) month period immediately preceding the termination of the Employee's employment hereunder, or (B) supplier or distributor with whom the Company shall have dealt at any time during the twelve (12) month period immediately preceding the termination of the Employee's employment hereunder;

                                    (iv) influence or attempt to influence
any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                                    (v) influence or attempt to influence any
person either (A) to terminate or modify the employment, consulting, agency, distributorship or other arrangement with the Company, or (B) to employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the twelve
(12) month period immediately preceding the termination of the Employee's employment hereunder.

                                (b) The Employee hereby acknowledges that the
limitations as to time, character or nature and geographic scope placed on his subsequent employment by this Section 7 are reasonable and fair and will not prevent or materially impair his ability to earn a livelihood.

         8. EARLY TERMINATION. The Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 8. Upon termination, the Employee shall be entitled only to such compensation and benefits as described

                                       7

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in this Section 8.

                  8.1.     TERMINATION FOR DISABILITY.

                           (a) If the Disability (as defined below) of the
Employee occurs during the Term, the Company may notify the Employee of the Company's intention to terminate the Employee's employment hereunder for Disability. In such event, the Employee's employment hereunder shall terminate effective on the 15th day following the date such notice of termination is received by the Employee (the "Disability Effective Date"). For purposes of this Agreement a Disability occurs if the Employee is determined to be "totally disabled" by a vote of at least eighty percent (80%) of the Board of Directors of the Company (excluding Employee) based upon the advice of a board-certified physician reasonably satisfactory to the Company and the Employee, which may include a determination that the Employee is unable, because of physical or mental illness or incapacity or otherwise, to fulfill his duties under this Agreement for one hundred eighty (180) consecutive days.

                           (b) In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.1(a) and provided that the Employee has complied with all of his obligations under this Agreement and continues to comply with all of his surviving obligations hereunder listed in Section 10, the Employee will be entitled to receive: (i) continuation of the Base Salary in effect as of the Disability Effective Date for a period of twelve (12) months following the date of Disability, payable on the Company's standard payroll cycle; (ii) the Employee's annual bonus for the twelve (12) month period specified in 8.1(b)(i) above, in an amount equal to: (A) the percentage of target bonus actually received by the Employee for the final fully served Annual Period, multiplied by (B) the Employee's current target bonus on the date of termination, payable on the dates it otherwise would have been payable; (iii) the right to exercise any stock option held by Employee on the Disability Effective Date for the remainder of its term, whether or not exercisable by Employee on the Disability Effective Date; (iv) any amounts payable on Disability pursuant to any plans or policies of the Company; and (v) any other amounts due but not yet paid from the Company to Employee.

                  8.2. TERMINATION BY DEATH. In the event that the Employee dies during the Term, the Employee's employment hereunder shall be terminated thereby and the Company shall pay to the Employee's executors, legal representatives or administrators: (i) the Employee's Base Salary in effect as of the date of death for a period of twelve (12) months following the date of death, which shall be payable in a lump-sum thirty (30) days following the date of death; (ii) the Employee's annual bonus for the twelve
(12) month period specified in 8.2(i) above, in an amount equal to: (A) the percentage of target bonus actually received by the Employee for the final fully served Annual Period, multiplied by (B) the Employee's current target bonus on the date of termination, payable on the dates it otherwise would have been payable; (iii) the right to exercise any stock option held by Employee on the date of death for the remainder of its term, whether or not exercisable by Employee on the date of death; (iv) any amounts payable on death pursuant to any plans or policies of the Company; and (v) any other amounts due but not yet paid

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from the Company to Employee.

                  8.3.     TERMINATION BY THE COMPANY FOR CAUSE.

                           (a) The Company may terminate the Employee's
employment hereunder at any time for "cause" upon written notice to the Employee. For purposes of this Agreement, "cause" shall only mean:

                               (i) (1) the Employee is convicted of fraud,
embezzlement, theft or other criminal conduct constituting a felony and such conviction is final and non-appealable or (2) willful misconduct or gross negligence in the performance of, or willful neglect of, the Employee's duties, which has caused demonstrable and serious injury to the Company.

                               (ii) REQUIRED NOTICE. A termination for Cause
under section 8.3(a)(i)(2) shall not take effect unless the following has occurred:

                                     (1) the Board of Directors has given
                           Employee written notice of its intention to terminate Employee for Cause, specifying with particularity the grounds on which the proposed termination for Cause is contemplated, which shall be acts or failures to act on the part of Employee which occurred no more than six (6) months prior to the Board having knowledge of such acts or failures to act;

                                     (2) the Employee shall have thirty (30)
                           days after such written notice to cure such conduct;

                                      (3) if Employee fails to cure such
                           conduct, Employee shall have the right to request, by notice to the Secretary of the Company given within ten (10) days after Employee receives notice from the Board that he has not cured the conduct within the period described in subsection (b) above, a hearing before the full Board of Directors, with his counsel; and

                                       (4) if, within five (5) days after
                           Employee's hearing by the Board, he receives a certified copy of a resolution duly adopted by eighty percent (80%) of the full Board (exclusive of Employee) confirming that in its judgment the grounds for termination for (Cause) described in the initial notice given under subsection (a) above are justified, the Employee's employment shall be terminated.

                           (b) In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.3(a), the Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, benefits and bonuses (prorated

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for the number of days in the Annual Period prior to the effective date of such termination). All Base Salary, benefits and bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Employee. The unvested portion of the Option shall be canceled at the time of such termination, and the Employee shall be entitled to exercise only such options which vested as of the effective date of such termination. Except as specifically set forth in this Section 8.3, the Company shall have no liability or obligation hereunder by reason of such termination.

                  8.4.     TERMINATION BY THE COMPANY WITHOUT CAUSE.

                           (a) The Company may terminate the Employee's
employment hereunder at any time, for any reason, without cause, effective upon the date designated by the Company upon thirty (30) days written notice to the Employee.

                           (b) In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.4(a), the Employee shall be entitled to receive: (i) continuation of the Base Salary (in effect as of the date of termination) for twelve (12) months after the date of Termination, payable on the Company's standard payroll cycle; (ii) the Employee's annual bonus for the twelve (12) month period specified in 8.4(b)(i) in an amount equal to: (A) the percentage of target bonus actually received by the Employee for the final fully served Annual Period, multiplied by (B) the Employee's current target bonus on the date of termination, payable on the dates such payments would have been payable; (iii) the immediate vesting of the unvested portion of the Option that would have vested if the Employee had continued to be employed by the Company for a period of twelve (12) months following his actual termination date; (iv) the right to exercise any stock option which is exercisable by Employee on the date of the termination of his employment; and (v) any other amounts due but not yet paid from the Company to Employee.

                  8.5.     TERMINATION BY THE EMPLOYEE FOR GOOD REASON.

                           (a) The Employee may terminate the Employee's
employment hereunder at any time for "Good Reason" following a written notice of the termination of employment hereunder pursuant to this Section 8.5(a), as more fully described below.

                           (b) For purposed of this Agreement, "Good Reason"
shall mean:

                               (i) (1) any reduction by the Company in the
Base Salary as in effect on the date hereof or as the same may be increased from time to time; (2) any reduction in potential bonus compensation; (3) the failure by the Company to continue in effect any benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which the Employee was participating, which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of such plans, (unless such reduction is pursuant to the general change in benefits applicable to all similarly situated employees of the

Company); (4) taking of any action by the Company that would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of such plans (unless such reduction is pursuant to the general change in benefits applicable to all similarly situated employees of the Company) or (5) the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled;

                               (ii) the removal of Employee from his position
as President and Chief Executive Officer of the Company or as a member of the Board of Directors of the Company without his prior written permission; or

                               (iii) any material and willful breach of the
Company of any provision of this Agreement or any written employment agreement with Employee.

                           (c) For the purposes of this Agreement, a "Change
of Control" shall mean: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation) by stockholders of the Company, in one transaction or a series of related transactions, of more than a majority of the voting power represented by the then outstanding capital stock of the Company to one or more stockholders or other third parties, other than any such sales, transfers, assignments or other dispositions by such stockholders to their respective heirs or affiliates such that the then existing shareholders of the Company do not own more than fifty percent (50%) of the outstanding equity; or (ii) a sale, transfer, assignment or other disposition (including by merger or consolidation), of all of the outstanding stock of the Company, or of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

                           (d) A Termination for Good Reason shall not take
effect until the following has occurred:

                               (i) the Employee has given the Board of
Directors written notice of his intention to terminate his employment for Good Reason, specifying with particularity the grounds on which the proposed Good Reason Termination is contemplated;

                                (ii) the Board of Directors shall have thirty
(30) days after such written notice to cure such grounds;

                                (iii) if the Board of Directors fails to cure
such grounds, then the Employee may terminate his employment by giving written notice to the Board of Directors confirming that the grounds has not been cured, whereupon the Employee's employment shall terminate.

                           (e) In the event of a termination of the
Employee's employment Without Cause or for Good Cause with one (1) year of a Change in Control, the Employee, in addition to receiving the same consideration set forth in Section 8.4(b) hereof, shall be entitled to

                                       11

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(1) exercise any stock option for the remainder of its term, whether or not exercisable by Employee on the date of the termination of his employment, and
(2) the outstanding amounts of the Loan will be forgiven.

                           (f) In the event of a termination of the
Employee's employment hereunder pursuant to Section 8.5(a) hereof, except for during the twelve (12) month period following a Change in Control the Employee shall be entitled to receive the same consideration set forth in
Section 8.4(b) hereof.

                  8.6 OPTIONS; REPURCHASE OF SHARES. Except as otherwise expressly provided in this Agreement, upon the termination of the Employee's employment pursuant to this Section 8 for any reason, all further vesting on all stock options and/or restricted stock in the Company held by the Employee shall immediately cease as of such date and thereafter any vested stock options shall be exercisable and any restricted stock or other equity securities held by the Employee shall be subject to repurchase by the Company in accordance with their respective terms and the terms of any related agreements between the Company and the Employee.

                  8.7. NO MITIGATION OR OFFSET. The Employee shall not be obligated to seek or secure new employment or to become self-employed after termination of his employment with the Company, but shall be obligated to report promptly to the Company any actual employment obtained during the period for which Employee benefits continue. There shall be no offset against any amounts due to Employee under this Agreement on account of any remuneration or benefits attributable to any subsequent employment (including, without limitation, any self-employment) that he may obtain.

         9.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE EMPLOYEE.

                           (a) The Employee represents and warrants to the
Company that:

                               (i) There are no restrictions, agreements or
understandings whatsoever to which the Employee is a party which would prevent or make unlawful the Employee's execution of this Agreement or the Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or the Employee's employment hereunder, or would prevent, limit or impair in any way the performance by the Employee of the obligations hereunder; and

                               (ii) The Employee has disclosed to the
Company all restraints, confidentiality commitments or other employment restrictions that he/she has with any other employer, person or entity.

                           (b) Upon and after his termination or cessation of
employment with the Company and until such time as no obligations of the Employee to the Company hereunder exist, the Employee shall provide a complete copy of this Agreement to any prospective

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

employer or other person, entity or association in the Business, with whom or which the Employee proposes to be employed, affiliated, engaged, associated or to establish any business or remunerative relationship prior to the commencement thereof.

         10. SURVIVAL OF PROVISIONS. The provisions of this Agreement set forth in Sections 5 through 22 hereof shall survive the termination of the Employee's employment hereunder.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided that neither the Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this/her Agreement.

         12. NOTICE. Any notice hereunder by either party shall be given by personal delivery or by sending such notice by certified mail, return-receipt requested, or by overnight delivery with a reputable courier service, or telecopied, addressed or telecopied, as the case may be, to the other party at its address set forth below or at such other address designated by notice in the manner provided in this section. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing, two (2) days after deposit with the U.S. mail, or if by overnight delivery, the date of delivery or, in the case of facsimile transmission, when confirmed by the facsimile machine report.

If to the Employee:

         Raymond R. Hood
         3535 Gillespie, Unit 4A
         Dallas, Texas 75219









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

with a copy to:

         Stuart E. Blaugrund, Esq.
         Gardere & Wynne, L.L.P.
         3000 Thanksgiving Tower
         1601 Elm Street
         Dallas, Texas 75201

If to the Company:

         EXE Technologies, Inc.
         8787 Stemmons Freeway
         Dallas, TX 75247
         Attention: CFO

with a copy to:

         EXE Technologies, Inc.
         300 Baldwin Tower Boulevard
         Eddystone, PA 19022
         Attention: General Counsel

         13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of the Employee with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

         14. WAIVER. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws of any jurisdiction.

         16. INVALIDITY. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable,

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

such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any provision contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, then such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

         17. SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         18. NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided that, if the final day of any time period falls on a Saturday, Sunday or day which is a legal holiday in Texas, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

         19. ARBITRATION. Except for claims or disputes related to the rights and obligations of the parties set forth in Sections 5,6 and 7 hereof, the parties hereto agree that any controversy or claims arising out of or relating to this Agreement shall be settled exclusively by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") as then in effect. The parties hereto further agree that any arbitration proceeding commenced in connection with this Agreement shall take place in Dallas, Texas under the auspices of the AAA and judgement upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements.

         20.      SPECIFIC ENFORCEMENT; EXTENSION OF PERIOD.

                           (a) The Employee acknowledges that the
restrictions contained in Sections 5, 6, and 7 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. The Employee also acknowledges that any breach by him of Sections 5, 6, or 7 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by the Employee, the Company shall have the right to enforce the provisions of Sections 5, 6, and 7 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company.

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

                           (b) The periods of time set forth in Sections 5, 6
and 7 hereof shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenant periods, provided that the Company is successful on the merits in any such litigation. The "time required for litigation" is herein defined to mean the period of time commencing on the earlier of the Employee's first breach of such covenants or the service of process upon the Employee ending on the expiration of all appeals related to such litigation.

         21. CONSENT TO SUIT. Any dispute relating to the rights and obligations of the parties set forth in Sections 5,6 and 7 hereof, may only be brought in the Courts of the State of Texas in and for the County of Dallas or in the United States District Court for the Northern District of Texas. The Employee and the Company hereby consent to the jurisdiction and venue of the courts of the State of Texas in and for the County of Dallas or the United States District Court for the Northern District of Texas, provided that such Federal Court has subject matter jurisdiction over such dispute, and the Employee and the Company hereby waive any claim they may have at any time as to FORUM NON CONVENIENS with respect to such venue. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction. The prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements.

         22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this day and year first written above.




Approved:                                   EXE TECHNOLOGIES, INC.



By: /s/ J. Michael Cline                    By: /s/ Christopher F. Wright
   ---------------------------                 -----------------------------
     J. Michael Cline,
     As the Representative of the           Title: Senior Vice President -
     Compensation Committee of the                 Administration
     Board of Directors of                        --------------------------
     EXE Technologies, Inc.

                                            /s/ Raymond Hood
                                            --------------------------------
                                            RAYMOND HOOD
                                            July 11, 2000




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